Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment No. 58 to Registration Statement No. 002-67004 on Form N-1A of our reports each dated September 22, 2008 relating to the financial statements and financial highlights of Fidelity Advisor Series VII, including Fidelity Advisor Real Estate Fund; and of our report dated September 23, 2008 for Fidelity Advisor Biotechnology Fund, Fidelity Advisor Communications Equipment Fund, Fidelity Advisor Consumer Discretionary Fund, Fidelity Advisor Electronics Fund, Fidelity Advisor Energy Fund, Fidelity Advisor Financial Services Fund, Fidelity Advisor Health Care Fund, Fidelity Advisor Industrials Fund, Fidelity Advisor Technology Fund, and Fidelity Advisor Utilities Fund, each appearing in the Annual Report on Form N-CSR of Fidelity Advisor Series VII for the year ended July 31, 2008, and to the references to us under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information, which are a part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

September 25, 2008